As filed with the Securities and Exchange Commission on July 25, 2008                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact Name of Registrant As Specified In Its Charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-18861 (I.R.S. Employer Identification No.)
14 North Main Street Souderton, Pennsylvania (Address of principal executive offices)	18964 (Zip Code)

____________________________________

UNIVEST CORPORATION OF PENNSYLVANIA
DEFERRED SALARY SAVINGS PLAN
(Full title of the plan)
____________________________________

William S. Aichele
Chairman, President and Chief Executive Officer
UNIVEST CORPORATION OF PENNSYLVANIA
14 North Main Street
Souderton, Pennsylvania 18964
(215) 721-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies To: Jane G. Davis, Esquire SHUMAKER WILLIAMS, P.C. 1 East Market Street York, Pennsylvania 17401 (717) 848-5134

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum	Amount of
of Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee

Common Stock,
par value $5.00	250,000	$24.32	$6,080,000	$238.94

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the terms of the Registrant’s Deferred Salary Savings Plan (the “Plan”).

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock as may become issuable under the Plan by reason of any anti-dilution provisions of the Plan.

(2)
Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices on the NasdaqGS on July 21, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant will, without charge, upon written or oral request, provide to Plan participants copies of the documents incorporated by reference in Item 3 of Part II of this Registration Statement or other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for documents should be addressed to Karen Tejkl, Corporate Secretary, Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, PA 18964, (215) 721-8397.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant or the Plan with the Securities and Exchange Commission (the “SEC”) are hereby incorporated herein by reference and made a part hereof:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 6, 2008;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008;

(c)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2007, filed with the SEC on July 2, 2008;

(d)
All other reports filed pursuant to Section 113(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Reports referred to in (a) and (c) above;

(e)	The description of the Registrant’s common stock that appears in the Registrant’s Registration Statement on Form S-14 filed with the SEC on March 1, 1973.

All documents filed by the Registrant and the Plan under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all common stock offered under the Plan has been sold or which deregisters any common stock remaining unsold, are also incorporated by reference into this Registration Statement and deemed a part of this Registration Statement from the date of filing.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Registrant, together with the Registrant's By-Laws, provides the Registrant's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and that breach or failure constitutes self-dealing, willful misconduct or recklessness. The Registrant’s officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Registrant, provided that this action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant. Officers and directors of the Registrant will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self- dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.

3.1
Articles of Incorporation of the Registrant, as amended, are incorporated by reference to Exhibit 4(b) to Registrant’s Form S-8 (File No. 333-24987), filed with the Securities and Exchange Commission on November 4, 1997.

3.2	Amended By-Laws of the Registrant are incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K, filed with the Securities and Exchange Commission on September 27, 2007.

4.1	Univest Corporation of Pennsylvania Deferred Salary Savings Plan.

4.2	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings Plan, effective January 1, 2002.

4.3	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan, effective May 22, 2002.

4.4	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan, effective March 28, 2005.

4.5	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan, effective December 5, 2006.

4.6	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan, effective January 1, 2007.

5.1	Opinion of Shumaker Williams, P.C. re: legality of shares.

5.2	Internal Revenue Service Determination Letter dated September 3, 2002 concerning the Univest Corporation of Pennsylvania Deferred Salary Savings Plan.

5.3	Opinion of Fox Rothschild, LLP concerning compliance of the Univest Corporation of Pennsylvania Deferred Salary Savings Plan with ERISA.

23.1	Consent of KPMG LLP

23.2	Consent of Shumaker Williams, P.C. (Included in Exhibit 5.1).

23.3	Consent of Fox Rothschild, LLP (Included in Exhibit 5.3).

24.1	Power of Attorney of Directors and
Officers (Included on Signature Pages).

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Souderton, Commonwealth of Pennsylvania on July 23, 2008.

UNIVEST CORPORATION OF PENNSYLVANIA
(Registrant)

By:	/s/ Jeffrey M. Schweitzer
Jeffrey M. Schweitzer
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Souderton, Commonwealth of Pennsylvania on July 23, 2008.

UNIVEST CORPORATION OF PENNSYLVANIA
DEFERRED SALARY SAVINGS PLAN

By:	/s/ William S. Aichele
William S. Aichele
Trustee, Deferred Savings Plan Committee

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Aichele and Jeffrey M. Schweitzer, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Capacity	Date

/s/ William S. Aichele_	Chairman, President,	July 23, 2008
William S. Aichele	CEO and Director

/s/ Marvin A. Anders	Retired Chairman, Director	July 23, 2008
Marvin A. Anders

	Chairman Emeritus	July 23, 2008
Charles H. Hoeflich

/s/ William G. Morral	Director	July 23, 2008
William G. Morral

/s/ Norman L. Keller	Director	July 23, 2008
Norman L. Keller

/s/ Thomas K. Leidy	Director	July 23, 2008
Thomas K. Leidy

/s/ H. Ray Mininger	Director	July 23, 2008
H. Ray Mininger

	Director	July 23, 2008
Merrill S. Moyer

	Director	July 23, 2008
Paul G. Shelly

/s/ John U. Young	Director	July 23, 2008
John U. Young

/s/ Jeffrey M. Schweitzer	Executive Vice	July 23, 2008
Jeffrey M. Schweitzer	President and Chief
Financial Officer

/s/ K. Leon Moyer	Senior Executive Vice	July 23, 2008
K. Leon Moyer	President

INDEX TO EXHIBITS

Exhibit No.

3.1
Articles of Incorporation of the Registrant, as amended, are incorporated by reference to Exhibit 4(b) to Registrant’s Form S-8 (File No. 333-24987), filed with the Securities and Exchange Commission on November 4, 1997.

3.2	Amended By-Laws of the Registrant are incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K, filed with the Securities and Exchange Commission on September 27, 2007.

4.1	Univest Corporation of Pennsylvania Deferred Salary Savings Plan (filed herewith).

4.2	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings Plan, effective January 1, 2002 (filed herewith).

4.3	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan effective May 22, 2002 (filed herewith).

4.4	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan effective March 28, 2005 (filed herewith).

4.5	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan effective December 5, 2006 (filed herewith).

4.6	Amendment to Univest Corporation of Pennsylvania Deferred Salary Savings
Plan effective January 1, 2007 (filed herewith).
.
5.1	Opinion of Shumaker Williams, P.C. re: legality of shares (filed herewith).

5.2	Internal Revenue Service Determination Letter dated September 3, 2002 concerning the Univest Corporation of Pennsylvania Deferred Salary Savings Plan (filed herewith).

5.3	Opinion of Fox Rothschild, LLP concerning compliance of the Univest Corporation of Pennsylvania Deferred Salary Savings Plan with ERISA (filed herewith).

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Shumaker Williams, P.C. (Included in Exhibit 5.1).

23.3	Consent of Fox Rothschild, LLP (Included in Exhibit 5.3).

24.1	Power of Attorney of Directors and Officers (Included on Signature Pages).